SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

GeneSYS ID, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55373	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-800-4620

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on May 23, 2016, the Company entered into an employment agreement with Richard Iler (“Yarde”) to be its Chief Financial Officer (the “Agreement”). The description of the Agreement and the Agreement itself was filed on Form 8-K on May 24, 2016 with the SEC.

On October 24, 2015, the Agreement was amended (the “Amended and Restated Employment Agreement”) to extend the term of employment, amend the employment from part-time to full time and to increase Mr. Iler’s salary from $100,000 to $125,000.

A copy of the Amended and Restated Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 is incorporated into this Item 5.02 by reference.

Effective October 24, 2016, the Company’s board of directors appointed Richard Iler to act as the Company’s Secretary. The description of Mr. Iler’s employment history is set forth in the Company’s Form 8-K filed on May 24, 2016 with the SEC.

Mr. Iler does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Iler and any of the Company’s directors or executive officers.

Aside from the foregoing, Mr. Iler has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneSYS ID, Inc.

/s/ Lorraine Yarde

Lorraine Yarde

CEO

Date: November 3, 2016

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